UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2024

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition

On November 6, 2024, Wolfspeed, Inc. (the "Company") issued a press release announcing results for the fiscal first quarter ended September 29, 2024. The press release is attached as Exhibit 99.1 and incorporated into this report by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished under Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal

During the first quarter of fiscal 2025, the Company initiated a headcount reduction and facility closure and consolidation plan intended to optimize its cost structure as the Company accelerates its transition from 150mm to 200mm silicon carbide devices (the 2025 Restructuring Plan). The actions taken under the 2025 Restructuring Plan will ultimately result in the closure of the Company's 150mm device fabrication facility in Durham, North Carolina as well as a realignment of related activities across the geographic regions in which the Company operates. The Company is also taking steps to optimize the allocation of resources across various functional groups. The Company expects these actions will result in a total headcount reduction of approximately 20% over the next six months to one year. The Company began to notify affected employees on November 6, 2024.

The costs that will be incurred as a result of the 2025 Restructuring Plan include severance and employee benefit costs, voluntary termination benefits, and other exit costs that qualify as exit and disposal costs under U.S. GAAP. Additionally, the Company has incurred, and over the next 12 months will continue to incur, additional facility closure-related costs related to these activities, including asset-related charges and fixed manufacturing costs that will be eliminated as a result of this plan and other incremental costs to exit facilities. Including these additional facility closure-related costs, the Company expects to incur approximately $400 million to $450 million of total costs, including approximately $60 million of involuntary and voluntary severance costs, $125 million of other closure-related cash costs, and approximately $250 million of asset-related charges and other non-cash costs. The Company expects to realize approximately $200 million of annualized cost savings upon completion of these initiatives.

Forward Looking Statements:

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the Company’s strategic plans, the expected impact of the 2025 Restructuring Plan on the Company’s operations and financial position, and the estimated amounts and types of costs the Company will incur in connection with the 2025 Restructuring Plan. These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause those events or the Company’s actual activities or results to differ materially from those expressed in any forward-looking statement. Actual results could differ materially due to a number of factors including, but not limited to, those discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our report on Form 10-K for the fiscal year ended June 30, 2024, and subsequent reports filed with the SEC. These forward-looking statements represent the Company’s judgment as of the date of this Current Report. Except as required under the United States federal securities laws and the rules and regulations of the SEC, the Company disclaims any intent or obligation to update any forward-looking statements after the date of this Current Report, whether as a result of new information, future events, developments, changes in assumptions, or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated November 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Neill P. Reynolds
Neill P. Reynolds
Executive Vice President and Chief Financial Officer

Date: November 6, 2024